Exhibit (g)(1)(i)

AMENDMENT NO. 2

TO

CUSTODY AGREEMENT

Amendment No. 2 dated as of May 1, 2005 (“Amendment No. 2”), to the Global Custody Agreement dated as of December 31, 2001, as amended by Amendment No. 1 dated as of January 3, 2005 (collectively, the “Agreement”) by and between AXA Enterprise Multimanager Funds Trust and JPMorgan Chase Bank.

The parties hereto agree that Schedule C thereto is replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

AXA ENTERPRISE MULTIMANAGER FUNDS TRUST		JPMORGAN CHASE BANK

By:	/s/ Steven M. Joenk Steven M. Joenk President and Chief Executive Officer	By:	/s/ Paul Larkin Paul Larkin Vice President

SCHEDULE C

TO

AMENDMENT NO. 2

TO

CUSTODY AGREEMENT

FUNDS OF THE TRUST

AXA Enterprise Multimanager Growth Fund

AXA Enterprise Multimanager Core Equity Fund

AXA Enterprise Multimanager Value Fund

AXA Enterprise Multimanager Mid Cap Growth Fund

AXA Enterprise Multimanager Mid Cap Value Fund

AXA Enterprise Multimanager International Fund

AXA Enterprise Multimanager Technology Fund

AXA Enterprise Multimanager Health Care Fund

AXA Enterprise Multimanager Core Bond Fund

AXA Enterprise Money Market Fund II

AXA Enterprise Conservative Allocation Fund

AXA Enterprise Moderate Allocation Fund

AXA Enterprise Moderate-Plus Allocation Fund

AXA Enterprise Aggressive Allocation Fund

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